UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2009

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12340	03-0339228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of principal executive offices) (Zip Code)

(802) 244-5621

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 23, 2009, Green Mountain Coffee Roasters, Inc. (the “Company”) issued a press release confirming that it has submitted a proposal to acquire all of the outstanding shares of common stock, par value $0.01 per share, of Diedrich Coffee, Inc. (“Diedrich”) for $30.00 per share in cash pursuant to a cash tender offer. The proposal has no financing or due diligence contingencies. The proposed transaction will have a total enterprise value of approximately $247 million, and will be financed with the Company’s cash on hand and existing bank lines of credit. Separately, today Diedrich announced that the Board of Directors of Diedrich had determined that the Company’s offer constituted a superior proposal, as defined in the existing merger agreement between Diedrich and Peet’s Coffee & Tea, Inc. (“Peet’s”), to the November 2, 2009 Peet’s proposal. Diedrich also announced today that it has received a revised offer from Peet’s.

The press release confirming the Company’s proposal is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The tender offer to purchase shares of Diedrich common stock referenced in this Current Report on Form 8-K has not yet commenced, and this Current Report on Form 8-K is neither an offer to purchase, nor a solicitation of an offer to sell, any securities. The tender offer to purchase shares of Diedrich common stock will be made only pursuant to a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer (the “Tender Offer Statement”), which the Company will file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to Diedrich stockholders. Security holders of Diedrich are advised to read the Tender Offer Statement when it becomes available, because it will contain important information about the tender offer. Investors and security holders of Diedrich also are advised that they may obtain free copies of the Tender Offer Statement and other documents filed by the Company with the SEC (when these documents become available) on the SEC’s website at http://www.sec.gov. In addition, free copies of the Tender Offer Statement and related materials may be obtained (when these documents become available) from the Company by written request to: Green Mountain Coffee Roasters, Inc., Attention: General Counsel, 33 Coffee Lane, Waterbury, Vermont 05676.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

99.1	Press Release dated November 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Date: November 23, 2009	By:	/s/ Frances G. Rathke
Name: Frances G. Rathke
Title: Chief Financial Officer

EXHIBIT INDEX

No.	Description
99.1	Press Release dated November 23, 2009

4